GCP Applied Technologies Reports Second Quarter 2017 Results

•Completed sale of Darex Packaging Technologies for $1.05 billion on July 3, 2017
•Acquired Stirling Lloyd, a specialty liquid waterproofing company
•Reaffirming 2017 full-year guidance
•2Q17 Net sales up 1.1%; Net Sales, Constant Currency* up 4.7%
•2Q17 Net income from continuing operations of $1.3 million; Adjusted EBIT* of $42.0 million
•2Q17 Diluted EPS from continuing operations of $0.02; Adjusted EPS* of $0.23

Cambridge, MA - August 3, 2017 - GCP Applied Technologies Inc. (NYSE: GCP) today announced second quarter 2017 results.

Total GCP Applied Technologies
($ Millions)

	2Q 2017	2Q 2016	% Change
Net sales	$287.2	$284.0	1.1%
Net Sales, Constant Currency*	$297.3	$284.0	4.7%
Gross margin	40.1%	41.7%	(160) bps
Adjusted Gross Margin*	40.9%	41.8%	(90) bps
Income from continuing operations attributable to GCP shareholders	$1.3	$18.6	(93.0)%
Adjusted EBIT*	$42.0	$44.3	(5.2)%
Adjusted EBIT Margin*	14.6%	15.6%	(100) bps

“We are pleased with our accomplishments in the second quarter. We completed the sale of Darex on July 3, acquired Stirling Lloyd and initiated our restructuring and realignment plan,” said President and Chief Executive Officer Gregory E. Poling. “Additionally, our new product introductions are being well-received by customers. We are on track to meet our 2017 financial guidance.”

Second quarter 2017:

•	Net sales increased 1.1% and Net Sales, Constant Currency* increased 4.7% primarily due to growth in cement additives and sales associated with our acquisitions of Halex and Stirling Lloyd

•
Gross margin of 40.1% decreased 160 basis points due to increases in raw material costs and an inventory fair value adjustment relating to the acquisition of Stirling Lloyd, partially offset by higher pricing

•	Adjusted EBIT* of $42.0 million declined 5.2% due to higher operating expenses and lower Adjusted Gross Profit

•
Net income from continuing operations was $1.3 million compared to $18.6 million in the prior year period. The decrease was primarily due to increased restructuring expenses, acquisition-related costs and lower gross profit.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Second Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	2Q 2017	2Q 2016	% Change
Net sales	$158.9	$166.8	(4.7)%
Net Sales, Constant Currency*	$166.7	$166.8	(0.1)%
Gross margin	37.1%	37.4%	(30) bps
Segment operating income	$20.2	$20.6	(1.9)%
Segment operating margin	12.7%	12.4%	30 bps

•
Net sales decreased 4.7%, and were flat on a constant currency basis, as growth in cement additives was offset by volume declines in our ready mix business in Asia Pacific and adverse weather in North America which lowered demand

•	Gross margin decreased 30 basis points due to lower volumes and increases in raw material costs, partially offset by pricing and productivity gains

•	Segment operating margin increased 30 basis points primarily due to lower operating expenses

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Specialty Building Materials
($ Millions)

	2Q 2017	2Q 2016	% Change
Net sales	$128.3	$117.2	9.5%
Net Sales, Constant Currency*	$130.6	$117.2	11.4%
Gross margin	45.6%	48.0%	(240) bps
Segment operating income	$35.3	$35.5	(0.6)%
Segment operating margin	27.5%	30.3%	(280) bps

•	Net sales increased 9.5% due to the impact of sales from Halex and Stirling Lloyd and higher pricing, partially offset by unfavorable currency translation

•	Gross margin of 45.6% declined 240 basis points due to increases in raw material costs and unfavorable product mix

•	Segment operating income of $35.3 million and segment operating margin of 27.5% decreased due to the impact of lower gross margin

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Restructuring and Repositioning Expenses
On June 28, 2017, the Board of Directors approved a restructuring and repositioning plan. Upon completion of the plan, the Company expects to achieve a net annualized cost reduction of approximately $22 million to $25 million, of which $15 million is expected to relate to discontinued operations, while approximately $7 million to $10 million is expected to relate to continuing operations. Restructuring expenses from continuing operations were $9.8 million for the second quarter of 2017. Repositioning expenses from continuing operations were $3.7 million for the second quarter of 2017, consisting primarily of professional services, employee related costs, and software and IT implementation costs.

Interest Expense
Interest expense was $17.5 million for the second quarter of 2017 compared with $17.7 million for the prior-year quarter.

Income Taxes
The effective tax rate for the three months ended June 30, 2017 and 2016 was 82.5% and 22.9%, respectively. The effective tax rate for the three-month period was higher compared to the same period in 2016 primarily as a result of the change in the Company's assertion that it is indefinitely reinvested in Venezuela due to the Darex divestiture.

Discontinued Operations
On July 3, 2017, GCP completed the sale of Darex to Henkel for $1.05 billion in cash, subject to customary closing adjustments. As such, the assets and liabilities related to Darex have been reclassified and reflected as "held for sale" on the Consolidated Balance Sheets for all periods presented. Additionally, Darex has been reclassified and reflected as "discontinued operations" on the Consolidated Statements of Operations and Consolidated Statements of Cash Flows for all periods presented.

Full-Year 2017 Outlook1
Today GCP is reaffirming its guidance for 2017.

Guidance
Net Sales, Constant Currency	Growth of 5% to 8%
Adjusted EBIT	$145 million to $160 million
Adjusted EPS[2]	$0.71 to $0.88
Adjusted Free Cash Flow	$40 million to $50 million

1 2017 GCP guidance figures assume June 2017 FX rates carried forward into the guidance period.
2 Assumes 72 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its second quarter 2017 results and full-year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to listen to the live conference call, a playback will be available until August 10, 2017. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10110219. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency; Adjusted EBIT; Adjusted EBIT Margin; Adjusted EBITDA; Adjusted EBITDA Margin; Adjusted Free Cash Flow; Adjusted EPS; and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the proposed transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, the possibility that the  expected strategic benefits or opportunities from the Darex divestiture may not be realized, or may take longer to realize than expected; risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Net sales	$287.2	$284.0	$512.5	$521.7
Cost of goods sold	172.2	165.8	312.2	310.3
Gross profit	115.0	118.2	200.3	211.4
Selling, general and administrative expenses	72.8	68.7	145.6	132.1
Research and development expenses	5.2	4.8	10.0	8.9
Interest expense and related financing costs	17.5	17.7	34.5	30.2
Repositioning expenses	3.7	4.7	5.7	9.0
Restructuring expenses and asset impairments	9.8	0.1	10.9	1.0
Loss in Venezuela	1.6	—	1.6	—
Other income, net	(3.6)	(2.3)	(2.6)	(2.4)
Total costs and expenses	107.0	93.7	205.7	178.8
Income (loss) from continuing operations before income taxes	8.0	24.5	(5.4)	32.6
Provision for income taxes	(6.6)	(5.6)	(18.2)	(7.3)
Income (loss) from continuing operations	1.4	18.9	(23.6)	25.3
(Loss) income from discontinued operations, net of income taxes	(6.0)	11.7	2.1	23.5
Net (loss) income	(4.6)	30.6	(21.5)	48.8
Less: Net income attributable to noncontrolling interests	(0.1)	(0.3)	(0.1)	(0.7)
Net (loss) income attributable to GCP shareholders	$(4.7)	$30.3	$(21.6)	$48.1
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	1.3	18.6	(23.7)	24.6
(Loss) income from discontinued operations, net of income taxes	(6.0)	11.7	2.1	23.5
Net (loss) income attributable to GCP shareholders	$(4.7)	$30.3	$(21.6)	$48.1
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.02	$0.26	$(0.33)	$0.35
(Loss) income from discontinued operations, net of income taxes	$(0.08)	$0.17	$0.03	$0.33
Net (loss) income attributable to GCP shareholders	$(0.07)	$0.43	$(0.30)	$0.68
Weighted average number of basic shares	71.5	70.8	71.0	70.7
Diluted earnings per share:(1)
Income (loss) from continuing operations attributable to GCP shareholders	$0.02	$0.26	$(0.33)	$0.35
(Loss) income from discontinued operations, net of income taxes	$(0.08)	$0.16	$0.03	$0.33
Net (loss) income attributable to GCP shareholders	$(0.07)	$0.42	$(0.30)	$0.68
Weighted average number of diluted shares	72.7	71.4	71.0	71.2
______________________________
(1)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$128.2	$146.1
Trade accounts receivable, less allowance of $5.3 (2016—$4.5)	210.0	166.6
Inventories	104.0	89.3
Other current assets	69.2	42.9
Current assets held for sale	125.1	108.9
Total Current Assets	636.5	553.8
Properties and equipment, net	202.8	192.6
Goodwill	176.3	114.9
Technology and other intangible assets, net	76.3	52.6
Deferred income taxes	50.0	76.9
Overfunded defined benefit pension plans	22.8	21.2
Other assets	30.2	22.4
Noncurrent assets held for sale	57.1	55.4
Total Assets	$1,252.0	$1,089.8
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$151.3	$47.9
Accounts payable	115.7	95.9
Other current liabilities	138.8	119.5
Current liabilities held for sale	53.2	48.2
Total Current Liabilities	459.0	311.5
Debt payable after one year	782.4	783.0
Deferred income taxes	10.4	6.6
Unrecognized tax benefits	16.3	9.7
Underfunded and unfunded defined benefit pension plans	82.7	83.2
Other liabilities	13.0	13.9
Noncurrent liabilities held for sale	22.5	20.9
Total Liabilities	1,386.3	1,228.8
Commitments and Contingencies - Note 7
Stockholders' (Deficit) Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,607,293 and 71,081,764 respectively	0.8	0.7
Paid-in capital	22.9	11.0
Accumulated deficit	(26.3)	(4.7)
Accumulated other comprehensive loss	(131.4)	(147.6)
Treasury stock	(3.1)	(2.1)
Total GCP Shareholders' Deficit	(137.1)	(142.7)
Noncontrolling interests	2.8	3.7
Total Stockholders' Deficit	(134.3)	(139.0)
Total Liabilities and Stockholders' Deficit	$1,252.0	$1,089.8

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2017	2016
OPERATING ACTIVITIES
Net (loss) income	$(21.5)	$48.8
Less: Income from discontinued operations	2.1	23.5
(Loss) income from continuing operations	(23.6)	25.3
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	17.2	14.7
Amortization of debt discount and financing costs	1.6	1.2
Stock-based compensation expense	5.3	3.2
Gain on termination and curtailment of pension and other postretirement plans	(5.1)	(2.4)
Currency and other losses in Venezuela	2.9	0.6
Deferred income taxes	12.6	(7.4)
(Gain) loss on disposal of property and equipment	(0.8)	0.6
Loss on sale of product line	2.1	—
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(34.5)	(33.4)
Inventories	(11.5)	(4.5)
Accounts payable	17.1	15.3
Pension assets and liabilities, net	3.1	2.0
Other assets and liabilities, net	(10.7)	8.9
Net cash (used in) provided by operating activities from continuing operations	(24.3)	24.1
Net cash provided by operating activities from discontinued operations	8.4	28.9
Net cash (used in) provided by operating activities	(15.9)	53.0
INVESTING ACTIVITIES
Capital expenditures	(21.5)	(23.1)
Businesses acquired, net of cash acquired	(87.7)	—
Proceeds from sale of product line	2.9	—
Other investing activities	3.1	0.5
Net cash used in investing activities from continuing operations	(103.2)	(22.6)
Net cash used in investing activities from discontinued operations	(3.3)	(1.8)
Net cash used in investing activities	(106.5)	(24.4)
FINANCING ACTIVITIES
Borrowings under credit arrangements	116.1	292.2
Repayments under credit arrangements	(15.2)	(26.4)
Proceeds from issuance of notes	—	525.0
Cash paid for debt financing costs	—	(18.2)
Share repurchases	(1.0)	(1.7)
Proceeds from exercise of stock options	5.7	2.1
Noncontrolling interest dividend	(0.6)	(0.3)
Transfers to parent, net	—	(758.7)
Net cash provided by financing activities from continuing operations	105.0	14.0
Net cash provided by (used in) financing activities from discontinued operations	0.5	(5.8)
Net cash provided by financing activities	105.5	8.2
Effect of currency exchange rate changes on cash and cash equivalents	0.9	0.8
(Decrease) increase in cash and cash equivalents	(16.0)	37.6
Cash and cash equivalents, beginning of period	163.3	98.6
Cash and cash equivalents, end of period	147.3	136.2
Less: Cash and cash equivalents of discontinued operations	19.1	18.7
Cash and cash equivalents of continuing operations, end of period	$128.2	$117.5

Analysis of Operations
The Company has set forth in the table below GCP's key operating statistics with percentage changes for the second quarter and six months compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves quarter-to-quarter comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Adjusted EBIT (a non-GAAP financial measure) means net income from continuing operations attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; currency and other financial losses in Venezuela; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustment; tax indemnification adjustments; and certain other items that are not representative of underlying trends. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA (a non-GAAP financial measure) means Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
Adjusted Earnings Per Share (a non-GAAP financial measure) means earnings per share ("EPS") from continuing operations on a diluted basis adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustment; tax indemnification adjustments, other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
Adjusted Gross Profit (a non-GAAP financial measure) means gross profit adjusted for pension-related costs included in cost of goods sold; loss in Venezuela included in cost of goods sold; and amortization of acquired inventory fair value adjustment. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

Adjusted Free Cash Flow (a non-GAAP financial measure) means net cash provided by or used for operating activities from continuing operations, minus capital expenditures, plus cash paid for restructuring, repositioning and third-party and other acquisition-related costs; cash taxes related to restructuring, repositioning and third-party and other acquisition-related costs; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted Gross Margin, Adjusted Free Cash Flow, and Adjusted EBIT Return on Invested Capital do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the quarter-to-quarter comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net sales:
Specialty Construction Chemicals	$158.9	$166.8	(4.7)%	$292.9	$303.8	(3.6)%
Specialty Building Materials	128.3	117.2	9.5%	219.6	217.9	0.8%
Total GCP net sales	$287.2	$284.0	1.1%	$512.5	$521.7	(1.8)%
Net sales by region:
North America	$142.6	$136.8	4.2%	$254.5	$249.4	2.0%
Europe Middle East Africa (EMEA)	66.4	63.5	4.6%	111.9	118.6	(5.6)%
Asia Pacific	59.2	64.7	(8.5)%	110.4	119.6	(7.7)%
Latin America	19.0	19.0	—%	35.7	34.1	4.7%
Total net sales by region	$287.2	$284.0	1.1%	$512.5	$521.7	(1.8)%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$166.7	$166.8	(0.1)%	$309.4	$303.8	1.8%
Specialty Building Materials	130.6	117.2	11.4%	223.3	217.9	2.5%
Total GCP Net Sales, Constant Currency (non-GAAP)	$297.3	$284.0	4.7%	$532.7	$521.7	2.1%
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$20.2	$20.6	(1.9)%	$28.8	$30.5	(5.6)%
Specialty Building Materials segment operating income	35.3	35.5	(0.6)%	50.5	63.3	(20.2)%
Corporate costs(B)	(11.2)	(10.1)	(10.9)%	(21.4)	(17.8)	(20.2)%
Certain pension costs(C)	(2.3)	(1.7)	(35.3)%	(4.9)	(3.6)	(36.1)%
Adjusted EBIT (non-GAAP)	42.0	44.3	(5.2)%	53.0	72.4	(26.8)%
Currency and other financial losses in Venezuela	(2.4)	—	NM	(2.4)	—	NM
Repositioning expenses	(3.7)	(4.7)	21.3%	(5.7)	(9.0)	36.7%
Restructuring expenses	(9.8)	(0.1)	NM	(10.9)	(1.0)	NM
Pension MTM adjustment and other related costs, net	0.1	—	NM	0.1	(2.7)	NM
Gain on termination and curtailment of pension and other postretirement plans	5.1	2.4	NM	5.1	2.4	NM
Third-party and other acquisition-related costs	(2.6)	—	NM	(3.0)	—	NM
Amortization of acquired inventory fair value adjustment	(1.2)	—	NM	(2.7)	—	NM
Loss on sale of product line	(2.1)	—	NM	(2.1)	—	NM
Tax indemnification adjustments	—	—	NM	(2.4)	—	NM
Interest expense, net	(17.5)	(17.7)	1.1%	(34.5)	(30.2)	14.2%
Provision for income taxes	(6.6)	(5.6)	(17.9)%	(18.2)	(7.3)	NM
Net income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$1.3	$18.6	(93.0)%	$(23.7)	$24.6	NM
Diluted EPS from continuing operations (GAAP)(1)	$0.02	$0.26	(92.3)%	$(0.33)	$0.35	NM
Adjusted EPS (non-GAAP)	$0.23	$0.28	(17.9)%	$0.18	$0.44	(59.1)%
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(1)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$58.9	$62.3	(5.5)%	$106.7	$109.4	(2.5)%
Specialty Building Materials	58.5	56.3	3.9%	98.0	102.9	(4.8)%
Adjusted Gross Profit (non-GAAP)	117.4	118.6	(1.0)%	204.7	212.3	(3.6)%
Loss in Venezuela in cost of goods sold	(0.8)	—	NM	(0.8)	—	NM
Amortization of acquired inventory fair value adjustment	(1.2)	—	NM	(2.7)	—	NM
Pension costs in cost of goods sold	(0.4)	(0.3)	(33.3)%	(0.9)	(0.6)	(50.0)%
Total GCP Gross Profit (GAAP)	115.0	118.3	(2.8)%	200.3	211.7	(5.4)%
Gross Margin:
Specialty Construction Chemicals	37.1%	37.4%	(0.3) pts	36.4%	36.0%	0.4 pts
Specialty Building Materials	45.6%	48.0%	(2.4) pts	44.6%	47.2%	(2.6) pts
Adjusted Gross Margin (non-GAAP)	40.9%	41.8%	(0.9) pts	39.9%	40.7%	(0.8) pts
Loss in Venezuela in cost of goods sold	(0.3)%	—%	NM	(0.2)%	—%	NM
Amortization of acquired inventory fair value adjustment	(0.4)%	—%	NM	(0.5)%	—%	(0.5) pts
Pension costs in cost of goods sold	(0.1)%	(0.1)%	0.0 pts	(0.2)%	(0.1)%	(0.1) pts
Total GCP Gross Margin (GAAP)	40.1%	41.7%	(1.6) pts	39.0%	40.6%	(1.6) pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$20.2	$20.6	(1.9)%	$28.8	$30.5	(5.6)%
Specialty Building Materials segment operating income	35.3	35.5	(0.6)%	50.5	63.3	(20.2)%
Corporate and certain pension costs	(13.5)	(11.8)	(14.4)%	(26.3)	(21.4)	(22.9)%
Total GCP Adjusted EBIT (non-GAAP)	42.0	44.3	(5.2)%	53.0	72.4	(26.8)%
Depreciation and amortization:
Specialty Construction Chemicals	$5.1	$5.1	—%	$10.2	$9.9	3.0%
Specialty Building Materials	3.1	2.3	34.8%	6.0	4.5	33.3%
Corporate	0.6	(0.1)	NM	1.0	0.3	NM
Total GCP	8.8	7.3	20.5%	17.2	14.7	17.0%
Adjusted EBITDA:
Specialty Construction Chemicals	$25.3	$25.7	(1.6)%	$39.0	$40.4	(3.5)%
Specialty Building Materials	38.4	37.8	1.6%	56.5	67.8	(16.7)%
Corporate and certain pension costs	(12.9)	(11.9)	(8.4)%	(25.3)	(21.1)	(19.9)%
Total GCP Adjusted EBITDA (non-GAAP)	50.8	51.6	(1.6)%	70.2	87.1	(19.4)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	12.7%	12.4%	0.3 pts	9.8%	10.0%	(0.2) pts
Specialty Building Materials	27.5%	30.3%	(2.8) pts	23.0%	29.1%	(6.1) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	14.6%	15.6%	(1.0) pts	10.3%	13.9%	(3.6) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	15.9%	15.4%	0.5 pts	13.3%	13.3%	0.0 pts
Specialty Building Materials	29.9%	32.3%	(2.4) pts	25.7%	31.1%	(5.4) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	17.7%	18.2%	(0.5) pts	13.7%	16.7%	(3.0) pts

Analysis of Operations (In millions)	Four Quarters Ended
	June 30, 2017	June 30, 2016
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$122.9	$160.0
Invested Capital:
Trade accounts receivable	210.0	193.2
Inventories	104.0	82.3
Accounts payable	(115.7)	(98.7)
	198.3	176.8
Other current assets (excluding income taxes and related party loans receivable)	36.9	30.2
Properties and equipment, net	202.8	183.7
Goodwill	176.3	99.6
Technology and other intangible assets, net	76.3	32.2
Other assets (excluding capitalized financing fees)	26.5	18.7
Other current liabilities (excluding income taxes, restructuring, repositioning and accrued interest)	(111.2)	(67.1)
Other liabilities (excluding other postretirement benefits liability)	(13.0)	(9.7)
Total invested capital	$592.9	$464.4
Adjusted EBIT Return On Invested Capital (non-GAAP)	20.7%	34.5%
___________________________________________________________________________________________________________________
Amounts may not add due to rounding.

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)
Management allocates all costs within corporate to each segment to the extent such costs are directly attributable to the segments. Corporate costs include approximately $2.4 million and $2.9 million of allocated costs in the three months ended June 30, 2017 and 2016, respectively, and $5.4 million and $4.5 million of allocated costs in the six months ended June 30, 2017, and 2016, respectively, that were previously reported within the Darex operating segment. Such costs did not qualify to be reclassified to discontinued operations

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and quarter-to-quarter comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses. SCC and SBM segment operating income and corporate costs do not include any amounts for pension cost.

NM Not meaningful.

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Six Months Ended June 30,
	2017	2016
Cash flow measure:
Net cash (used in) provided by operating activities from continuing operations	$(24.3)	$24.1
Capital expenditures	(21.5)	(23.1)
Free Cash Flow (non-GAAP)	(45.8)	1.0
Cash paid for repositioning	4.1	10.1
Cash paid for restructuring	1.1	2.4
Cash paid for third-party and other acquisition-related costs	4.7	—
Capital expenditures related to repositioning	1.2	4.2
Cash taxes related to repositioning, restructuring and third-party and other acquisition-related costs	(1.9)	6.8
Accelerated pension plan contributions	—	1.0
Adjusted Free Cash Flow (non-GAAP)	$(36.6)	$25.5

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended June 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.02				$0.26
Repositioning expenses	$3.7	$1.4	$2.3	0.03	$4.7	$1.5	$3.2	0.04
Restructuring expenses	9.8	3.2	6.6	0.09	0.1	—	0.1	—
Gain on termination and curtailment of pension and other postretirement plans	(5.1)	(2.0)	(3.1)	(0.04)	(2.4)	(0.7)	(1.7)	(0.02)
Pension MTM adjustment and other related costs, net	(0.1)	—	(0.1)	—	—	—	—	—
Currency and other financial losses in Venezuela	2.4	—	2.4	0.03	—	—	—	—
Third-party and other acquisition-related costs	2.6	0.2	2.4	0.03	—	—	—	—
Amortization of acquired inventory fair value adjustment	1.2	0.4	0.8	0.01	—	—	—	—
Loss on sale of product line	2.1	0.8	1.3	0.02	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	(2.6)	2.6	0.04	—	0.3	(0.3)	—
Adjusted EPS (non-GAAP)				$0.23				$0.28

	Six Months Ended June 30,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$(0.33)				$0.35
Repositioning expenses	$5.7	$2.2	$3.5	0.05	$9.0	$3.2	$5.8	0.08
Restructuring expenses	10.9	4.3	6.6	0.09	1.0	0.3	0.7	0.01
Gain on termination and curtailment of pension and other postretirement plans	(5.1)	(2.0)	(3.1)	(0.04)	(2.4)	(0.7)	(1.7)	(0.02)
Pension MTM adjustment and other related costs, net	(0.1)	—	(0.1)	—	2.7	1.0	1.7	0.02
Currency and other financial losses in Venezuela	2.4	—	2.4	0.03	—	—	—	—
Third-party and other acquisition-related costs	3.0	0.2	2.8	0.04	—	—	—	—
Amortization of acquired inventory fair value adjustment	2.7	0.8	1.9	0.03	—	—	—	—
Tax indemnification adjustments	2.4	0.9	1.5	0.02	—	—	—	—
Loss on sale of product line	2.1	0.8	1.3	0.02	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	(19.3)	19.3	0.27	—	0.1	(0.1)	—
Adjusted EPS (non-GAAP)				$0.18				$0.44